Exhibit 99.2

Certain statements in this presentation constitute "forward-looking statements." When used in this presentation, the words "intends," "expects," "anticipates," "estimates," "believes," "goal," "no assurance" and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to our estimates of revenue, operating expense and capital allocation for the second and third quarters of 2009, and our guidance for the third quarter, including revenue, gross profit, operating expense, adjusted operating cash flow, cash flow, debt levels, and compliance with credit agreement covenants are intended to identify such forward-looking statements. Such forward- looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the effects of economic conditions, including general financial conditions (including those represented recently by liquidity crises, government bailouts and assistance plans, bank failures, and recessionary threats and developments); the economic condition of the lodging industry, which can be particularly affected the financial conditions referenced above, as well as by high gas prices, levels of unemployment, consumer confidence, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming availability, timeliness, quality, and costs; technological developments by competitors; developmental costs, difficulties, and delays; relationships with customers and property owners, in particular as we reduce capital investment; the availability of capital to finance growth; compliance with credit facility covenants; the impact of governmental regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. For any of the foregoing reasons, our guidance and our actual financial results may not meet our expectations. These forward- looking statements speak only as of the date of this presentation. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. 1

LODGENET INTERACTIVE CORPORATION

# Second Quarter 2009 Financial Highlights

## Strategic Focus on Cost Control and Diversified Revenue Growth Continue to Reduce Impact of Economic Environment

### Right Sizing Operations by Cutting Expenses

- Operating Expenses Down 21%
- Capital Investment Activity Reduced 71%

### Diversified Revenue Initiatives Producing Results

- Revenues Up 12%: TV Programming and System Sales to Hotels and Hospitals
- Gross Profit Up 58% from Enhanced Procedures and Cost Controls

### Result: Driving Free Cash Flow and Profitability Metrics

- Free Cash Flow Up 35% and Operating Income Up 42%
- First Half Free Cash Flow of $30.2 Million vs. $3.7 Million in First Half ‘08

### Convertible Preferred Stock Issuance

- Substantially Strengthened Balance Sheet
- Creates Substantial Leverage Cushion

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Guest Entertainment Hotel Services Other* * "Other" includes System Sales and Related Services, Healthcare and THN 39% of Revenue from Strategic Growth Initiatives vs. 31% in Q2 '08 +10.4% (21.2%) +14.5% $122.0 $137.3 Growing, Diverse Revenue Streams (In Millions) Total Revenue Down 11.2% Growth InitiativesGenerate $47 Million 3

Revenue Per Room Comparison Guest Entertainment: Rate of Decline Slowed from Q1 '09- Majority Attributable to Lower Occupancy Hotel Services and System Sales Continue to Increase - Offset Approximately a Third of the Decline in Guest Entertainment Revenues Healthcare: Revenue Level Q2 '09 vs. Q2 '08 - 5 Systems Installed During Q2 '09 4

Gross Margin Comparison Total Margin - Sequential Improvements Across All Hospitality Segments - Total Margin up 90 bpts from 42.9% in Q1 '09 - Change Reflects Shift in Revenue Composition Guest Entertainment: - Q2 Impacted by Lighter Business Travel, Partially Offset by Lower Hotel Commissions Hotel Services: - Expanded Margin from Both Broadband Services & TV Programming System Sales: - Expanded Margin from Broadband Sales and Professional Solutions 5

Proactive Management Focus Decreased Operating Expenses Reductions Driven by: Integration Synergies Cost Control InitiativesWorkforce ReductionsExpense Controls $28.4 (CHART) - 21.1% System Operations and SG&A (in millions) $22.4 6

Profitability Metrics $36.7 (CHART) $31.7 -13.8% (in millions) * Adjusted Operating Cash Flow Definition - see slide 19 7 $3.3 (CHART) $4.7 42.4% Adjusted Operating Cash Flow* Operating Income

Improving Profitability (in millions except per share data) 30% 22% % Chg 8

Reduced Capital Investments $19.8 Proactively Managed by: Fewer Room Installations Lower Per Room Costs Hotel Contributions Increasing (CHART) $5.7 -71.3% (in millions) 9

2005 2006 2007 2008 Hotels Contributing Larger Percent of Capital (Rolling Four Quarters) On Command Acquired on 4/4/07 * * 2009 10

$10.8 Increase in Free Cash Flow* * Free Cash Flow Definition - see slide 20 Improvement From: Revenue from Growth Initiatives Reduction in Operating Expenses Reduction in Capital Investments $14.5 (CHART) 34.8% 11 (in millions)

Free Cash Flow Analysis* ($ in millions except per share) * Free Cash Flow Definition - see slide 20 12

Strengthened Balance Sheet ($ in millions) 13 Convertible Preferred Stock Offering - June 2009 $53.7 Million in Net Proceeds Debt Payment of $27.7 Million on July 1 Approaching Final Covenant Level of 3.50x Effective Q3 2010 (5 Quarters) Covenant Analysis

LODGENET INTERACTIVE CORPORATION

HITEC 2009

# Expanded Offerings With Other Technology Leaders

## HITEC: Annual Hospitality Technology Trade Show

- Opportunity to Showcase Current and Future Technology
- Announced Several Innovative Products With Worldwide Technology Leaders Looking to Access the Hospitality Market

## New LodgeNet Partnership Announcements:

- Apple: IPTV+ Solution Powered by "Mac Mini"
- Intel: iCon(TM) Mobile Concierge Device
- LG Electronics: ProCentric(TM) Technology
- LodgeNet 360 :Integrated IP Network Solution: Cisco, Control4, Mitel, Motorola

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2009 Business Outlook 15 Maintaining Conservative Plan Pending Rebound Guest Entertainment: Anticipating Better Q/Q Comparisons Leisure Traveler Revenue Better Than Business Traveler Lower Gas Prices and Hotel ADRs Are Positive Factors System Sales: Impacted by Tight Customer Cap-x Budgets Recurring Revenue Streams ContinueManagement Plan: Continue to Operate in Current Ranges Operating Costs: $22 - $24 million per Quarter Capital Investment Activity: $5 - $7 million per Quarter Diversified Revenues Initiatives: $46 to $48 million per Quarter Cash from Operations: $18 - $22 million per Quarter Prepayments on Debt Facility to Manage to Required Leverage Ratios

Assumes: (15%) to (20%) Reduction in Guest Entertainment Revenue vs. Q3 '08 Growth in Diversified Revenue Initiatives Current Operating Cost Structure Q3'09 Financial Guidance ($ in millions) 16

Q3'09 Financial Guidance Bank AOCF = AOCF adjusted for severance payments ($ in millions) 17

Copyright (c) 2009 LodgeNet Interactive Corporation. All rights reserved. 18

Reconciliation of Operating Income to Adjusted Operating Cash Flow 19

Reconciliation of Net Loss to Adjusted Net Loss 20 Reconciliation of Free Cash Flow